Exhibit 99.2

Operating Results Scorecard As of March 31, 2012

	Q1-10	Q2-10	Q3-10	Q4-10	2010	Q1-11	Q2-11	Q3-11	Q4-11	2011	Q1-12
Revenue (millions)
Domestic	$62.8	$59.8	$56.0	$53.1	$231.7	$47.5	$43.1	$35.2	$31.2	$157.0	$27.4
Asia Pacific	4.5	7.3	8.9	10.6	31.3	10.9	12.1	14.3	17.3	$54.6	$19.6
Latin America	0.1	0.5	0.7	1.1	2.4	1.1	1.9	2.2	2.6	$7.8	$4.0
Company Total	$67.4	$67.6	$65.6	$64.8	$265.4	$59.5	$57.1	$51.7	$51.1	$219.4	$50.9

Revenue %
Domestic	93.2%	88.5%	85.4%	81.9%	87.3%	79.8%	75.5%	68.1%	61.1%	71.6%	53.8%
Asia Pacific	6.7%	10.8%	13.6%	16.4%	11.8%	18.3%	21.2%	27.7%	33.8%	20.2%	38.5%
Latin America	0.1%	0.7%	1.1%	1.7%	0.9%	1.8%	3.3%	4.3%	5.1%	28.5%	7.8%
Company Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Gross Profit (millions)*
Domestic	$6.7	$6.5	$5.5	$3.9	$22.6	$5.0	$3.9	$1.0	$1.2	$11.1	$0.8
Asia Pacific	(0.7)	(0.2)	(0.1)	1.0	0.0	1.4	1.0	1.9	3.9	$8.1	$4.8
Latin America	(0.7)	(0.7)	(0.7)	(0.6)	(2.7)	(0.7)	(0.4)	(0.7)	(1.2)	$(2.9)	$(0.4)
Company Total	$5.3	$5.7	$4.7	$4.2	$19.9	$5.7	$4.5	$2.1	$3.9	$16.2	$5.3

Gross Profit %
Domestic	10.6%	10.9%	9.8%	7.3%	9.7%	10.6%	9.0%	2.7%	3.9%	7.1%	3.1%
Asia Pacific	-15.1%	-2.7%	-0.8%	9.0%	0.0%	12.5%	8.0%	13.0%	22.4%	14.8%	24.8%
Latin America	-744.0%	-135.2%	-94.8%	-55.0%	-112.1%	-62.0%	-19.7%	-32.2%	-44.6%	-37.5%	-8.9%
Company Total	7.8%	8.4%	7.2%	6.5%	7.5%	9.6%	7.9%	4.1%	7.7%	7.4%	10.5%

*Certain reclassifications have been made to historical information for costs that were reclassified from SG&A to gross profit.